UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2026

GT Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other Jurisdiction of Incorporation)

1-40023	94-1620407
(Commission File Number)	(IRS Employer Identification No.)

N/A1

(Address of Principal Executive Offices and zip code)

(415) 919-4040

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	GTBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1 Effective as of July 1, 2024, the Company became a fully remote company. We do not maintain a principal executive office. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, any stockholder communication required to be sent to the Company’s principal executive offices may be directed to 505 Montgomery Street, 10th Floor, San Francisco, California 94111, or by email to auditcommittee@gtbiopharma.com.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 11, 2026, GT Biopharma, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). The following is a brief description of the matters voted upon at the Special Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter. A more complete description of the matters is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 13, 2026 (the “Proxy Statement”). Capitalized terms not otherwise defined herein have the meanings set forth in the Proxy Statement.

As of September 30, 2026, the record date for the Special Meeting, there were 2,061,052 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), outstanding and entitled to vote at the Special Meeting. A total of 1,146,416 shares of Common Stock, or approximately 55.62% of the eligible shares, were present in person or represented by proxy at the Special Meeting, constituting a quorum.

1. Obsolete Preferred Stock Elimination Proposal: The proposal to approve an amendment and restatement of the Company’s Restated Certificate of Incorporation, as amended (the “Charter”), to eliminate sections referencing the Company’s series of preferred stock that are no longer designated, issued or outstanding, at any time on or prior to November 11, 2027 was approved with the following votes:

For	Against	Abstain	Broker Non-Votes
1,062,602	67,623	16,191	−

2. Increase in Authorized Shares Proposal: The proposal to approve a second and separate amendment to the Charter to increase the number of authorized shares of the Company’s Common Stock from 25,000,000 to 250,000,000, at any time on or prior to November 11, 2027, in order to support, among other things, the general corporate purposes of the Company and potentially the additional share issuances of Common Stock issuable upon conversion of the Series M 10% Convertible Preferred Stock, par value $0.01 per share (the “Series M Preferred Stock”), and exercise of the Warrants (as defined below), as described in Proposal No. 3 in the Proxy Statement, was approved with the following votes:

For	Against	Abstain	Broker Non-Votes
892,003	223,266	31,147	−

3. Issuance Proposal: The proposal to approve, for purposes of Rule 5635 of The Nasdaq Stock Market LLC, the issuance of 19.99% or more of the Company’s outstanding shares of Common Stock, with respect to the transactions contemplated by the Securities Purchase Agreement, dated September 14, 2026, by and between the Company and the purchasers identified therein, including the issuance of shares of Common Stock upon (i) conversion of the Series M Preferred Stock and (ii) exercise of (x) warrants to purchase shares of Common Stock (the “Common Stock Warrants”) and (y) warrants to purchase up to a number of shares of Common Stock equal to the number of Greenshoe Conversion Shares (the “Vesting Warrants,” and together with the Common Stock Warrants, the “Warrants”), was approved with the following votes:

For	Against	Abstain	Broker Non-Votes
485,607	49,077	9,592	602,140

4. Adjournment Proposal: The proposal to consider and vote upon an adjournment of the Special Meeting from time to time to a later date or dates, if necessary, to establish a quorum and/or solicit additional proxies if there are not sufficient votes in favor of each of the Obsolete Preferred Stock Elimination Proposal, Increase in Authorized Shares Proposal or Issuance Proposal, was approved with the following votes:

For	Against	Abstain	Broker Non-Votes
502,185	30,877	11,214	602,140

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT BIOPHARMA, INC.

Date: November 12, 2026	By:	/s/ Alan Urban
Alan Urban
Chief Financial Officer